UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 11, 2002

Commission file number 1-13163

TRICON GLOBAL RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On February 11, 2002 TRICON Global Restaurants, Inc. issued a press release with respect to earnings for the fourth quarter and full year ended December 29, 2001. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99     Press release dated February 11, 2002 from TRICON Global Restaurants, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICON GLOBAL RESTAURANTS, INC.
        (Registrant)

Date:   February 15, 2002

/s/      Brent A. Woodford
                                                          Vice President and Controller
(Principal Accounting Officer)

TRICON GLOBAL RESTAURANTS, INC. REPORTS ONGOING OPERATING EARNINGS PER SHARE OF $3.21 FOR FULL YEAR 2001; FOURTH-QUARTER ONGOING OPERATING EPS OF $1.08, AN INCREASE OF 33% VERSUS 2000

  INCREASES FULL-YEAR 2002 ONGOING OPERATING EPS GUIDANCE RANGE TO $3.56 - $3.63 FROM $3.53 - $3.63
  PROVIDES GUIDANCE FOR FIRST QUARTER 2002 WITH ONGOING OPERATING EPS GROWTH OF AT LEAST 25%

LOUISVILLE, Ky. (February 11, 2002) - Tricon Global Restaurants, Inc. (NYSE: YUM) reported results for the fourth quarter ended December 29, 2001.

Highlights of the fourth quarter:

  International ongoing operating profit increased 17% in U.S. dollar terms or 20% prior to foreign exchange conversion.
  International restaurant openings, excluding licensed locations, for the quarter were 437, resulting in a record 1,041 for the full year.
  U.S. ongoing operating profit increased 16%. U.S. blended same-store sales increased 3%.
  Tricon generated over $340 million in cash, prior to $282 million of capital spending.

Financial Highlights
($ Million Except Per Diluted Share Amounts)

                                                % Change                            % Change
                                                   Vs.                                 Vs.
                                   Q4          Prior Year(a)       Full Year       Prior Year(a)
                               ----------    ----------------    ------------    ----------------
System Sales                      6,968              -               22,328              1
Revenues                          2,202              1                6,953             (2)
Ongoing Operating Earnings          164             36                  488             10
   As % of Revenue                 7.5%           +2.0 ppts            7.0%           +0.7 ppts
-------------------------------------------------------------------------------------------------
Ongoing Operating EPS              1.08             33                 3.21              8
-------------------------------------------------------------------------------------------------
Net Facility Actions EPS              -             NM                 0.02             NM
Unusual Items EPS                     -             NM                 0.01             NM
Reported EPS                       1.08             25                 3.24             17
  This year's Q4 and full year 2001 contained one less week than the comparable period in the year 2000.

David C. Novak, Chairman and CEO said, "I am pleased to report that we have achieved our 2001 full-year ongoing operating EPS commitment.

"I am even more pleased that we are moving into 2002 with wind behind our backs from a strong fourth-quarter performance. We are successfully executing our strategies of driving global expansion, improving restaurant operations, and leading the industry in multibrand innovation. Internationally, we continue to develop new restaurants at a record pace and have huge expansion opportunities for our brands, which we expect will drive more than half of Tricon's earnings growth for many years. Importantly, our operations measures for the U.S. improved in 2001, and we anticipate continued progress. Our U.S. sales trends at KFC and Taco Bell have improved. In fact, we believe our three U.S. brands enter 2002 better positioned, have sounder plans, and are fundamentally stronger businesses than a year ago.

"We continue to expand the best multibrand combinations for our brands while testing other QSR brand combinations. We believe that the multibranding concept is a key enabler for accelerating U.S. same-store sales growth, facilitating the remodeling of our U.S. restaurant system with solid returns, and expanding distribution into new trade areas.

"I am confident we have entered 2002 with solid prospects for revenue, earnings, and shareholder value growth. Our focus is consistency you can count on year after year."

Following is an update on Tricon's business segments and key drivers, which include global expansion, portfolio of leading U.S. brands, multibranding, franchise fees and cash generation and returns:

INTERNATIONAL BUSINESS PERFORMANCE

                                    Q4                                        Full Year
                      -----------------------------------    ------------------------------------------
                                        Inc/(Dec)(a)                               Inc/(Dec)(a)
                                                   Excl.                                       Excl.
($ millions)          2001    2000     Rept       F/x(b)      2001      2000       Rept       F/x(b)

Revenue              $695    $621     +12%       +15%       $2,126    $2,031      +5%        +10%

Restaurant Margin   14.1%   14.8%    (0.7)ppts  (0.6)ppts    13.9%     15.1%    (1.2)ppts   (1.2)ppts

Ongoing Operating    $104     $90      +17%      +20%         $318      $309      +3%        +10%
   Profit
  This year's fourth quarter and full year contained one less week than the comparable period in the year 2000.
  Prior to foreign exchange conversion to U.S. dollars.

For the fourth quarter, international restaurant growth and system-wide, international same-store sales growth drove revenue and ongoing operating profit growth. On a comparable 16-week basis, ongoing operating profit increased 26% prior to foreign currency conversion to U.S. dollars. Higher operating costs adversely affected restaurant margin, and acquisitions of lower-margin restaurants were also a contributing factor.

For the full year, the same factors previously noted for the fourth quarter impacted revenue growth, restaurant margin and ongoing operating profit in a similar manner. On a comparable 52-week basis, ongoing operating profit increased 12% prior to foreign currency conversion.

In 2002, the company expects international revenues to grow at a low-double-digit rate and international ongoing operating profit to grow 14% to 15% prior to foreign currency conversion and the favorable impact of the cessation of amortization of goodwill and certain intangible assets (SFAS 142). Based on current foreign currency rates, the company expects an approximate $10-million adverse impact of foreign-currency conversion on ongoing operating profit for the full year 2002.

UNITED STATES PORTFOLIO PERFORMANCE

                                             Q4                           Full Year
                           --------------------------------   -------------------------------
($ millions)                 2001     2000    Inc/(Dec)(a)     2001     2000   Inc/(Dec)(a)

U.S. Blended Same-Store       +3%      (3)%        NM           +1%     (2)%        NM
Sales(b)

Revenue                    $1,507    $1,561      (4)%        $4,827   $5,062      (5)%

Restaurant Margin           16.1%     15.0%      +1.1ppts     15.2%    15.2%         -

Ongoing Operating Profit     $239      $205      +16%          $722     $742      (3)%
  This year's Q4 and full year 2001 contained one less week than the comparable period in the year 2000.
  Calculated on a 16- and 52-week comparable basis, respectively

For the fourth quarter 2001, blended portfolio same-store sales at company restaurants increased 3% and consisted of an 8% increase at Taco Bell, a 7% increase at KFC, and a 5% decrease at Pizza Hut. Revenue declined 4% primarily due to the impact of refranchising and one less operating week in 2001. Excluding the impact of refranchising, acquisitions and lapping an extra week in 2000, revenues would have increased 4%. Restaurant margin improved by 1.1 ppts, driven by the positive same-store sales increases achieved during the quarter. Higher same-store sales drove a 16% increase in ongoing operating profit. Versus 2000, the negative ongoing operating profit impact of one less operating week in 2001 was offset by substantially lower costs related to Taco Bell's franchise financial health.

For the full year 2001, blended portfolio same-store sales at company restaurants increased 1% and consisted of a 3% increase at KFC combined with same-store sales that were even with last year at Taco Bell and Pizza Hut. Revenue declined 5% primarily due to the impact of refranchising. Excluding the impact of refranchising, acquisitions and lapping an extra week in 2000, revenues would have increased 2%. Restaurant margin was even with last year as the benefit from higher same-store sales was offset by higher operating costs. Refranchising was the main factor that resulted in a 3% decline in ongoing operating profit. Excluding refranchising, acquisitions and lapping an extra week in 2000, ongoing operating profit would have increased 4%.

For the full year 2002, we expect U.S. blended same-store sales growth of at least 2%, U.S. revenues to increase 3% and U.S. ongoing operating profit to increase 5% prior to the benefit of SFAS 142.

WORLDWIDE NEW RESTAURANT DEVELOPMENT

                                           Q4         Full Year
Restaurant Openings(a)
 Worldwide                                626           1,489
 International                            437           1,041
 United States                            189             448
Restaurant Net Growth Vs. Last Year(a)
 Worldwide                                 NA              2%
 International                             NA              6%
 United States                             NA            (1)%
  Excluding licensed locations

The company set a record with 1,041 international openings in 2001. These included over 600 KFCs and 400 Pizza Huts. Our franchise and joint-venture partners opened nearly 70% of our new international restaurants in 2001.

KFC and Pizza Hut drove openings in the United States for the full year. Restaurant closures more than offset openings in the U.S. for the full year as we continued to restructure and upgrade our asset base with higher-volume, new-image restaurants. One point not reflected in these statistics is the impact of multibranding on our U.S. restaurant system. Multibrand conversions, while increasing the points of distribution of the added brand, result in no additional unit counts. Similarly, a newly opened multibrand unit, while increasing the points of distribution of two brands, results in just one additional unit count.

For 2002, we expect 5% to 6% net growth in international restaurants and no change in the U.S. This forecast excludes licensed locations.

MULTIBRANDING

                                            Q4           Full Year

Multibrand Additions                       137               309
Total Multibrand Restaurants                NA             1,520

Tricon continues to expand multibranding with its three brands and test the viability of other QSR concepts as multibrand partners. We now have 71 KFC/A&W multibrands in the system. We have also begun testing multibranding with Long John Silver's (LJS) and have two Taco Bell/LJS and five KFC/LJS restaurants in operation as of the end of 2001. We expect to continue to expand these multibrand combinations based on results to date. Furthermore, we recently announced that the company would begin a multibrand test with Back Yard Burgers. Our first restaurant multibranded with Back Yard Burgers is expected to open by the end of the first quarter.

In 2002, Tricon continues to expect to add at least 325 multibranded restaurants through new-restaurant openings and conversions of existing restaurants.

FRANCHISE FEES

                                                                   Q4(a)        Full Year(a)

Franchise Restaurant Net Change(b)                                  153              132

Franchise Fees ($ millions)(b)                                     $255             $815

Growth vs 2000                                                      +1%              +3%

Growth vs 2000, prior to foreign exchange conversion                +2%              +5%
  This year's Q4 and full year 2001 contained one less week than the comparable period in the year 2000.
  Includes joint ventures

For 2002, the company expects franchise fees to grow to at least $850 million.

CASH GENERATED AND RETURN ON INVESTED CAPITAL

($ millions)                                                    Q4            Full Year

Cash Generated                                                 $344            $1,121
 Capital Spending and Acquisitions                             $282              $744
 Debt Reduction                                                $134              $300
 Share Repurchase                                                $2              $100
 Return on Invested Capital                                      NM               18%

Cash generated for the full year 2001 included $90 million of after-tax refranchising proceeds and over $120 million of receivable collections and other proceeds related to AmeriServe.

For 2002, the company expects to generate over $1.1 billion of cash, including $200 million of proceeds from stock-option exercises and $65 million from after-tax refranchising proceeds prior to capital spending of an estimated $785 million.

The company expects return on invested capital to remain in the top tier of large-scale restaurant companies.

FIRST-QUARTER 2002 OUTLOOK

Our guidance for first quarter ongoing operating EPS is between $0.74 and $0.78, an increase of 25% to 32%.

Projected factors contributing to these expectations are . . .

  International system sales growth of 5%, or 8% prior to foreign exchange conversion. Revenue growth of 8%, or 10% prior to foreign exchange conversion.

  International ongoing operating profit growth in the mid-single-digit range in U.S. dollar terms. We expect that foreign exchange conversion and the timing of a holiday in Asia will adversely impact first quarter International reported ongoing operating profits. A key holiday occurs in Tricon's second quarter this year versus the first quarter in 2001. With the benefit of the holiday shift and less adverse foreign exchange rate comparisons, International ongoing operating growth of 15% to 20%, in U.S. dollar terms, is expected for the second quarter.
  U.S. blended company same-store sales of 4% to 5%. Revenue growth of 3% to 4%.
  U.S. ongoing operating profit growth of at least 20%.
  Worldwide company-restaurant margin up at least 1.0 percentage point versus last year, including a projected 0.5 percentage-point benefit from the adoption of SFAS 142.
  General and administrative expenses up slightly in U.S. dollar terms versus last year.
  Interest expense down about $5 million versus last year.
  Ongoing operating tax rate of 36% to 37%.
  Diluted average shares outstanding of about 155 million, up over 4 million or 3% higher versus last year.

YEAR 2002 OUTLOOK

Tricon expects to earn between $3.56 and $3.63 of ongoing operating EPS for the full year.

SFAS 142 UPDATE

Effective December 30, 2001, the beginning of fiscal year 2002, we adopted Statement of Financial Accounting Standards (SFAS) No. 142 "Goodwill and Other Intangible Assets" and ceased amortization of certain of our indefinite-lived intangibles, including goodwill. If SFAS 142 had been effective for fiscal 2001, reported net income and ongoing operating EPS would have increased by approximately $26 million and $0.17 respectively.

U.S. restaurant profit would have been approximately $21 million higher and restaurant margin would have been approximately 0.5 percentage points higher, while general and administrative costs would have been approximately $1 million lower.

International restaurant profit would have been approximately $11 million higher and restaurant margin would have been approximately 0.6 percentage points higher, while general and administrative costs would have been approximately $1 million lower and other income would have been approximately $4 million higher.

For 2002, the company anticipates that the adoption of SFAS 142 will favorably impact ongoing operating EPS by $0.13 to $0.16 subject to portfolio actions occurring in 2002, changes in foreign-currency exchange rates, tax rates, and average diluted shares outstanding. This assumption is included in the above noted 2002 EPS outlook. Tricon will provide additional updates throughout the year as results become final.

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These "forward-looking" statements reflect management's current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include: changes in global and local business, economic and political conditions in the countries and territories where Tricon operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Tricon and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Tricon's financial and other results are included in the company's Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Tricon Global Restaurants, Inc. will hold a conference call to review the company's operating and financial performance at 11:00 a.m. EST Tuesday, February 12, 2002.

For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

The call will be available for playback beginning Tuesday, February 12, at 1:00 p.m. EST through Thursday, February 21, at 12:00 midnight EST. To access the playback, dial 800/642-1687 in the U.S.A. and 706/645-9291 internationally. The playback pass code is 2962426.

The call and the playback can be accessed via the Internet by visiting Tricon's Web site: www.triconglobal.com and selecting "4th Quarter Earnings Web cast." (Real Player is required, which can be downloaded at no charge. The process could take at least 10 minutes.)

Analysts are invited to contact

Tim Jerzyk, Vice President Investor Relations at 502/874-2543
Scott Colosi, Director Investor Relations at 502/874-8918

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations at 502/874-8200

Individual shareholders are invited to contact

Scott Colosi, Director Investor Relations at 502/874-8918

Tricon Global Restaurants, Inc.
Condensed Consolidated Statements of Income
(amounts in millions, except per share amounts)
(unaudited)

                                         Quarter Ended(a)                          Year Ended(a)
                                     ------------------------    % Change   ------------------------   % Change
                                      12/29/01     12/30/00      B/(W)(b)     12/29/01     12/30/00     B/(W)(b)
                                     -----------  -----------  -----------  -----------  -----------  -----------

Revenues
Company sales                        $   1,947    $   1,930           1     $   6,138    $   6,305         (3)
Franchise and license fees                 255          252           1           815          788          3
                                     -----------  -----------               -----------  -----------
                                         2,202        2,182           1         6,953        7,093         (2)
                                     -----------  -----------               -----------  -----------

Costs and expenses, net
Company restaurant expenses              1,646        1,641           -         5,232        5,351          2
General and administrative expenses        257          272           5           796          830          4
Franchise and license expenses(c)           13           31          55            59           49        (20)
Other (income) expense(d)                   (8)          (4)         NM           (23)         (25)        (8)
Facility actions net loss (gain)(e)         26          (60)         NM             1         (176)        NM
Unusual items (income) expense(f)           (1)          36          NM            (3)         204         NM
                                     -----------  -----------               -----------  -----------
Total costs and expenses, net            1,933        1,916          (1)        6,062        6,233          3
                                     -----------  -----------               -----------  -----------

Operating profit                           269          266           1           891          860          4

Interest expense, net                       46           55          17           158          176         10
                                     -----------  ----------                -----------  -----------

Income before income taxes                 223          211           5           733          684          7

Income tax provision                        59           83          30           241          271         11
                                     -----------  -----------               -----------  -----------
Net income                           $     164    $     128          28     $     492    $     413         19
                                     ===========  ===========               ===========  ===========

Basic EPS Data
  EPS                                $    1.13    $    0.88          28     $    3.36    $    2.81         19
                                     ==========   ===========               ===========  ===========
  Average shares outstanding               146          146           -           147          147          -
                                     ===========  ===========               ===========  ===========
Diluted EPS Data
  EPS                                $    1.08    $    0.86          25     $    3.24    $    2.77         17
                                     ===========  ===========               ===========  ===========
  Average shares outstanding               152          149          (3)          152          149         (2)
                                     ===========  ===========               ===========  ===========

See accompanying notes.

Tricon Global Restaurants, Inc.
WORLDWIDE Ongoing Operating Results
(amounts in millions)
(unaudited)

                                          Quarter Ended(a)                           Year Ended(a)
                                     ------------------------   % Change       ------------------------   % Change
                                      12/29/01      12/30/00    B/(W)(b)        12/29/01     12/30/00     B/(W)(b)
                                     -----------  -----------  --------------  -----------  -----------  --------------

System sales                         $   6,968    $   6,994          -         $  22,328    $  22,159          1
                                     ===========  ===========                  ===========  ===========
Company sales                        $   1,947    $   1,930          1         $   6,138    $   6,305         (3)
Franchise and license fees                 255          252          1               815          788          3
                                     -----------  -----------                  -----------  -----------
   Revenues                              2,202        2,182          1             6,953        7,093         (2)
                                     -----------  -----------                  -----------  -----------

Company restaurant costs                 1,646        1,641          -             5,232        5,351          2
General and administrative
   expenses                                257          272          5               796          830          4
Franchise and license expenses(c)           13           31         55                59           49        (20)
Other (income) expense(d)                   (8)          (4)        NM               (23)         (25)        (8)
                                     -----------  -----------                  -----------  -----------
Ongoing operating profit                   294          242         21               889          888          -
Interest expense, net                       46           55         17               158          176         10
Income tax provisions                       84           67        (24)              243          268         10
                                     -----------  -----------                  -----------  -----------
ONGOING OPERATING
   EARNINGS                          $     164    $     120         36         $     488    $     444         10
                                     ===========  ===========                  ===========  ===========

ONGOING OPERATING EPS                $    1.08    $    0.81         33         $    3.21    $    2.98          8
                                     ===========  ===========                  ===========  ===========
Avg. shares outstanding - diluted          152          149         (3)              152          149         (2)
                                     ===========  ===========                  ===========  ===========
Ongoing operating tax rate                33.8%        36.0%       2.2 ppts.        33.1%        37.7%       4.6 ppts.
                                     ===========  ===========                  ===========  ===========

Company sales                            100.0%       100.0%                       100.0%       100.0%
Food and paper                            30.7         30.9        0.2 ppts.        31.1         30.8       (0.3) ppts.
Payroll and employee benefits             26.4         27.6        1.2 ppts.        27.1         27.7        0.6 ppts.
Occupancy and other operating
   expenses                               27.4         26.5       (0.9) ppts.       27.0         26.4       (0.6) ppts.
                                     -----------  -----------                  -----------  -----------
Restaurant margin                         15.5%        15.0%       0.5 ppts.        14.8%        15.1%      (0.3) ppts.
                                     ===========  ===========                  ===========  ===========

Reconciliation of Ongoing Operating Profit to Reported Operating Profit

U.S. ongoing operating profit        $     239    $     205         16         $     722    $     742         (3)
International ongoing operating
   profit                                  104           90         17               318          309          3
Unallocated and corporate
   expenses                                (48)         (53)         8              (148)        (163)         9
Foreign exchange (loss)                     (1)           -         NM                (3)           -         NM
                                     -----------  -----------                  -----------  -----------
Ongoing operating profit             $     294    $     242         21         $     889    $     888          -
Facility actions net (loss) gain(e)        (26)          60         NM                (1)         176         NM
Unusual items income (expense)(f)            1          (36)        NM                 3         (204)        NM
                                     -----------  -----------                  -----------  -----------
Reported operating profit            $     269    $     266          1         $     891    $     860          4
                                     ===========  ===========                  ===========  ===========

Tricon Global Restaurants, Inc.
UNITED STATES Ongoing Operating Results
(amounts in millions)
(unaudited)

                                       Quarter Ended(a)                           Year Ended(a)
                                    -----------------------   % Change       ------------------------    % Change
                                    12/29/01     12/30/00     B/(W)(b)        12/29/01      12/30/00      B/(W)(b)
                                   -----------  -----------  --------------   ------------  -----------  --------------

System sales                       $   4,522    $   4,597         (2)        $  14,596     $  14,514           1
                                   ===========  ===========                  ============  ===========

Company sales                      $   1,339    $   1,393         (4)        $   4,287     $   4,533          (5)
Franchise and license fees               168          168          -               540           529           2
                                   -----------  -----------                  ------------  -----------
   Revenues                            1,507        1,561         (4)            4,827         5,062          (5)
                                   -----------  -----------                  ------------  -----------

Company restaurant costs               1,124        1,184          5             3,638         3,846           5
General and administrative
   expenses                              133          141          6               418           428           2
Franchise and license expenses(c)         11           31         61                49            46         (10)
                                   -----------  -----------                  ------------  -----------
Ongoing operating profit           $     239    $     205         16         $     722     $     742          (3)
                                   ===========  ===========                  ============  ===========

Company sales                          100.0%       100.0%                       100.0%        100.0%
Food and paper                          28.1         28.6        0.5 ppts.        28.6          28.6           -
Payroll and employee benefits           30.0         31.1        1.1 ppts.        30.6          30.8         0.2 ppts.
Occupancy and other operating
   expenses                             25.8         25.3       (0.5) ppts.       25.6          25.4        (0.2) ppts.
                                   -----------  -----------                  ------------  -----------
Restaurant margin                       16.1%        15.0%       1.1 ppts.        15.2%         15.2%          -
                                   ===========  ===========                  ============  ===========

Tricon Global Restaurants, Inc.
INTERNATIONAL Ongoing Operating Results
(amounts in millions)
(unaudited)

                                       Quarter Ended(a)                              Year Ended(a)
                                   ------------------------    % Change       ----------------------     % Change
                                    12/29/01     12/30/00      B/(W)(b)        12/29/01    12/30/00       B/(W)(b)
                                   -----------  -----------  --------------   ----------  -----------  --------------

System sales                       $   2,446    $   2,397          2         $   7,732    $   7,645           1
                                   ===========  ===========                  ===========  ===========

Company sales                      $     608    $     537         13         $   1,851    $   1,772           5
Franchise and license fees                87           84          4               275          259           6
                                   -----------  -----------                  -----------  -----------
   Revenues                              695          621         12             2,126        2,031           5
                                   -----------  -----------                  -----------  -----------

Company restaurant costs                 522          457        (14)            1,594        1,505          (6)
General and administrative
   expenses                               76           78          2               230          239           3
Franchise and license expenses(c)          2            -         NM                10            3          NM
Equity income from investments
   in unconsolidated affiliates           (9)          (4)        NM               (26)         (25)          3
                                   -----------  -----------                  -----------  -----------

Ongoing operating profit           $     104    $      90         17         $     318    $     309           3
                                   ===========  ===========                  ===========  ===========

Company sales                          100.0%       100.0%                       100.0%       100.0%
Food and paper                          36.6         37.0        0.4 ppts.        36.9         36.5        (0.4) ppts.
Payroll and employee benefits           18.4         18.5        0.1 ppts.        19.1         19.5         0.4 ppts.
Occupancy and other operating
   expenses                             30.9         29.7       (1.2) ppts.       30.1         28.9        (1.2) ppts.
                                   -----------  -----------                  -----------  -----------
Restaurant margin                       14.1%        14.8%      (0.7) ppts.       13.9%        15.1%       (1.2) ppts.
                                   ===========  ===========                  ===========  ===========

Notes to the Condensed Consolidated Statements of Income and
Ongoing Operating Results
(tabular dollar amounts in millions)

  Fiscal year 2001 included 52 weeks and fiscal year 2000 included 53 weeks. The fourth quarter of 2001 included 16 weeks and the fourth quarter of 2000 included 17 weeks. The fifty-third week in 2000 benefited EPS by $0.07 per diluted share. The following table summarizes the estimated impact of the fifty-third week on revenues and ongoing operating profit for quarter and year-to-date 2000:

                                                          Year 2000 Benefit of 53rd Week
                                      ----------------------------------------------------------------
                                           US          International      Unallocated       Worldwide
                                      -----------     --------------     -------------    ------------
Revenues                              $      67       $      20          $       -        $      87
Ongoing operating profit              $      17       $       4          $      (2)       $      19
  Percentages may not recompute due to rounding.

  Franchise and license expenses include provisions for estimated uncollectible franchise and license fees, franchise marketing support costs and other direct franchise support costs. These amounts were previously reported in general and administrative expenses.

  Other (income) expense included the following:

                                                           Quarter Ended                Year Ended
                                                   --------------------------   --------------------------
                                                    12/29/01       12/30/00      12/29/01       12/30/00
                                                   -----------    -----------   ------------   -----------
Equity income from investments in unconsolidated
   affiliates                                       $    (9)      $     (4)     $    (26)      $    (25)
Foreign exchange net loss                                 1              -             3              -
                                                   -----------    -----------   ------------   -----------
Total other (income) expense                       $     (8)      $     (4)     $    (23)      $    (25)
                                                   ===========    ===========   ============   ===========
  Facility actions net loss (gain) included the following:

                                                           Quarter Ended                 Year Ended
                                                   --------------------------   --------------------------
                                                    12/29/01       12/30/00      12/29/01       12/30/00
                                                   -----------    -----------   ------------   -----------
Refranchising net loss (gain)                      $     10       $    (74)     $    (39)      $   (200)
Store closure costs                                       7              6            17             10
Impairment charges for stores that will continue
  to be used in the business                              9              4            18              8
Impairment charges for stores to be closed                -              4             5              6
                                                   -----------    -----------   ------------   -----------
Facility actions net loss (gain)                   $     26       $    (60)     $      1       $   (176)
                                                   ===========    ===========   ============   ===========

  Fourth quarter and year-to-date 2001 refranchising net loss (gain) included a charge of $11 million to mark to market the net assets of an international market that is held for sale.

  In the fourth quarter and year-to-date 2001, unusual items income of $1 and $3 million, respectively, primarily resulted from recoveries of approximately $21 million related to the AmeriServe bankruptcy reorganization process partially offset by settlement costs of $15 million associated with certain litigation and expenses, primarily severance, related to streamlining certain support functions.

  In the fourth quarter and year-to-date 2000, unusual items expense of $36 million and $204 million, respectively, primarily resulted from costs related to the AmeriServe bankruptcy reorganization process, costs to defend certain wage and hour litigation, expenses related to the formation of new unconsolidated affiliates partially offset by the reversal of previously established reserves arising from the favorable resolution of a dispute associated with the disposition of our non-core businesses.

Tricon Global Restaurants, Inc.
Cash Generation/Use
(amounts in millions)
(unaudited)

                                                   Quarter Ended                    Year Ended
                                            ----------------------------     ---------------------------
                                              12/29/01         12/30/00        12/29/01        12/30/00
                                            -----------     ------------     -----------     -----------

Ongoing Operating Earnings                  $     164       $     120        $     488       $     444

Depreciation & Amortization                       127             109              370             354

Refranchising proceeds, after-tax                  34             105               90             261

AmeriServe                                         21              20              128            (243)

Other                                              (2)            (69)              45              68
                                            -----------     ------------     -----------     -----------
   Total Cash Generated                     $     344       $     285        $   1,121       $     884
                                            ===========     ============     ===========     ===========

Capital Spending                            $     276       $     259        $     636       $     572

Acquisitions                                        6              (3)             108              24

Debt Reduction, net                               134              11              300              28

Share Repurchase                                    2               -              100             216
                                            -----------     ------------     -----------     -----------

   Total Cash Uses                          $     418       $     267        $   1,144       $     840
                                            ===========     ============     ===========     ===========

Net increase (decrease) in cash             $     (74)      $      18        $     (23)      $      44
                                            ===========     ============     ===========     ===========

Tricon Global Restaurants, Inc.
Restaurant Units Activity Summary
For the Year Ended December 29, 2001
(unaudited)

                                                                United States
----------------------------------------------------------------------------------------------------------------

                                                                        Total
                                                                      Excluding                        Total
                                   Company         Franchisees        Licensees       Licensees        Units
                                --------------     -------------    --------------    -----------    -----------
Pizza Hut U.S.
Beginning of Year                  1,801                4,888           6,689             1,238          7,927
  New Builds                          88                  123             211               118            329
  Acquisitions                        13                  (13)              -                 -              -
  Refranchising & Licensing          (48)                  48               -                 -              -
  Closures &  Divestitures          (109)                (222)           (331)             (206)          (537)
  Other                                -                    -               -                 -              -
                                --------------     -------------    --------------    -----------    -----------
End of Year                        1,745                4,824           6,569             1,150          7,719
                                ==============     =============    ==============    ===========    ===========
% of Total                         22.6%                62.5%           85.1%             14.9%         100.0%

Taco Bell U.S.
Beginning of Year                  1,162               3,996            5,158             1,588          6,746
  New Builds                          25                  54               79                59            138
  Acquisitions                       117                (114)               3                (3)             -
  Refranchising & Licensing            -                   -                -                 -              -
  Closures &  Divestitures           (39)               (108)            (147)             (293)          (440)
  Other                                -                   -                -                 -              -
                                --------------     -------------    --------------    -----------    -----------
End of Year                        1,265                3,828           5,093             1,351          6,444
                                ==============     =============    ==============    ===========    ===========
% of Total                         19.6%                59.4%            79.0%            21.0%         100.0%

KFC U.S.
Beginning of Year                  1,339                3,978           5,317                47          5,364
  New Builds                          70                   88             158                 5            163
  Acquisitions                         6                  (6)               -                 -              -
  Refranchising & Licensing         (107)                 107               -                 -              -
  Closures &  Divestitures           (34)                (86)            (120)              (8)           (128)
  Other                                -                    -               -                 -              -
                                --------------     -------------    --------------    -----------    -----------
End of Year                        1,274                4,081           5,355                44          5,399
                                ==============     =============    ==============    ===========    ===========
% of Total                         23.6%                75.6%           99.2%              0.8%         100.0%

Total U.S.
Beginning of Year                  4,302               12,862          17,164             2,873         20,037
  New Builds                         183                  265             448               182            630
  Acquisitions                       136                (133)               3               (3)              -
  Refranchising & Licensing         (155)                 155               -                 -              -
  Closures &  Divestitures          (182)               (416)            (598)            (507)         (1,105)
  Other                                -                    -               -                 -              -
                                --------------     -------------    --------------    -----------    -----------
End of Year                        4,284               12,733          17,017             2,545         19,562
                                ==============     =============    ==============    ===========    ===========
% of Total                         21.9%                65.1%           87.0%             13.0%         100.0%

Tricon Global Restaurants, Inc.
Restaurant Units Activity Summary
For the Year Ended December 29, 2001
(unaudited)

                                                      International
---------------------------------------------------------------------------------------------------------------------------

                                                                                        Total
                                                 Unconsolidated                       Excluding                    Total
                                   Company        Affiliates       Franchisees        Licensees    Licensees       Units
                                ------------   -----------------   -------------    ------------   ----------   -----------

Pizza Hut International
Beginning of Year                     668            819                2,466          3,953            204         4,157
  New Builds                          116             63                  237            416              6           422
  Acquisitions                        130            (55)                 (75)             -              -             -
  Refranchising & Licensing           (67)            (2)                  69              -              -             -
  Closures &  Divestitures            (43)            (6)                (217)          (266)           (41)         (307)
  Other                               (41)            41                    -              -              -             -
                                ------------   -----------------   -------------   ------------    ----------   -----------
End of Year                           763            860                2,480          4,103            169         4,272
                                ============   =================   =============   ============    ==========   ===========
% of Total                          17.9%          20.1%                58.0%          96.0%           4.0%        100.0%

Taco Bell International
Beginning of Year                      44              3                  169            216             33           249
  New Builds                            3              1                    5              9              -             9
  Acquisitions                          -             27                  (25)             2             (2)            -
  Refranchising & Licensing            (2)             -                    2              -              -             -
  Closures &  Divestitures             (6)             -                  (11)           (17)            (2)          (19)
  Other                                 -              -                    -              -              -             -
                                ------------   -----------------   -------------   ------------    ----------   -----------
End of Year                            39             31                  140            210             29           239
                                ============   =================   =============   ============    ==========   ===========
% of Total                          16.3%          13.0%                58.6%          87.9%          12.1%        100.0%

KFC International
Beginning of Year                   1,109          1,022                3,790          5,921             53         5,974
  New Builds                          219             86                  311            616              2           618
  Acquisitions                         95              -                  (95)             -              -             -
  Refranchising & Licensing            (9)           (18)                  27              -              -             -
  Closures &  Divestitures            (39)           (33)                 (97)          (169)            (7)         (176)
  Other                               (26)            52                  (26)             -              -             -
                                ------------   -----------------   -------------   ------------    ----------   ----------
End of Year                         1,349          1,109                3,910          6,368             48         6,416
                                ============   =================   =============   ============    ==========   ===========
% of Total                          21.0%           17.3%               61.0%          99.3%           0.7%        100.0%

Total International
Beginning of Year                   1,821          1,844                6,425         10,090            290        10,380
  New Builds                          338            150                  553          1,041              8         1,049
  Acquisitions                        225            (28)                (195)             2             (2)            -
  Refranchising & Licensing           (78)           (20)                  98              -              -             -
  Closures &  Divestitures            (88)           (39)                (325)          (452)           (50)         (502)
  Other(a)                            (67)            93                  (26)             -              -             -
                                ------------   -----------------   -------------   ------------    ----------   -----------
End of Year                         2,151          2,000                6,530         10,681            246        10,927
                                ============   =================   =============   ============    ==========   ===========
% of Total                          19.7%          18.3%                59.7%          97.7%           2.3%        100.0%

                                                      Worldwide
---------------------------------------------------------------------------------------------------------------------------
Total Tricon
Beginning of Year                   6,123          1,844              19,287          27,254          3,163        30,417
  New Builds                          521            150                 818           1,489            190         1,679
  Acquisitions                        361            (28)               (328)              5             (5)            -
  Refranchising & Licensing          (233)           (20)                253               -              -             -
  Closures &  Divestitures           (270)           (39)               (741)         (1,050)          (557)       (1,607)
  Other(a)                            (67)            93                 (26)              -              -             -
                                ------------   -----------------   ----------      ------------    ----------   -----------
End of Year                         6,435          2,000              19,263          27,698          2,791        30,489
                                ============   =================  ===========      ============    ==========   ===========
% of Total                          21.1%           6.5%               63.2%           90.8%           9.2%        100.0%
  Primarily includes 52 Company stores and 41 franchise stores contributed to an unconsolidated affiliate.

Tricon Global Restaurants, Inc.
Multibrand Restaurants
For the Year Ended December 29, 2001
(unaudited)

                                                 Net Additions
                                   ----------------------------------------
                                                                                    Total Multibrand
                                    16 Weeks Ended          52 Weeks Ended            Restaurants
                                       12/29/01                12/29/01                12/29/01
                                   ----------------        ----------------       -------------------

KFC/Taco Bell                              15                      29                   677

Taco Bell/Pizza Hut                        29                     153                   553

KFC/Pizza Hut                              48                      52                   164

KFC/A&W                                    30                      55                    71

KFC/TB/PH 3 n 1                             5                      10                    45

KFC/Long John Silver's                      5                       5                     5

Taco Bell/Long John Silver's                2                       2                     2

Other                                       3                       3                     3
                                   ----------------        ----------------       -------------------
Total                                     137                     309                 1,520
                                   ================        ================       ===================